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                                   EXHIBIT 3.2

                             AMENDED REGULATIONS OF

                           ZARING NATIONAL CORPORATION

                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------

         SECTION 1.1. PLACE OF MEETINGS. Meetings of shareholders, whether annual or special, shall be held at such place within or out of the State of Ohio as shall be determined by the Board of Directors. In the absence of such determination, meetings shall be held at the principal office of the corporation.

         SECTION 1.2. ANNUAL MEETING. The annual meeting of shareholders of the corporation shall be held on such date following the close of the corporation's fiscal year as shall be designated by the Board of Directors. In the absence of such designation, the annual meeting shall be held at 10:00 A.M. on the third Wednesday of the fifth month following the close of the corporation's fiscal year if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday. At the annual meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and such other business shall be transacted as may properly be brought before the meeting.

         SECTION 1.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by any of the following:

                    (a) The Chairman of the Board or the President, or in case of the President's absence, death or disability, the Vice President authorized to exercise the President's authority;

                    (b) The Board of Directors by action at a meeting or by a majority of the directors acting without a meeting; or

                    (c) At the request of persons holding twenty-five percent of all outstanding shares entitled to vote.

           Upon the receipt of a request in writing for a special meeting that states the purpose or purposes of the meeting and is delivered either in person or by registered mail to the President or the Secretary by any person(s) entitled to call a meeting of shareholders, such officer shall promptly give notice of such meeting as provided in Section 1.5 hereof. If such notice is not given within 30 days after the delivery or making of such request, the person(s) calling the meeting may fix the time of meeting and give notice thereof as provided in Section 1.5 hereof or cause such notice to be given by any designated representative.

           SECTION 1.4. ACTIONS WITHOUT MEETING. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or

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writings signed by all the shareholders who would be entitled to vote at a meeting of shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

           SECTION 1.5. NOTICE OF MEETINGS. Written notice of each meeting of shareholders, stating the time, place and purposes of the meeting, shall be given not less than seven nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary or any other person required or permitted by these Amended Regulations to give the notice. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

           SECTION 1.6. WAIVER OF NOTICE. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing by any shareholder, either before or after the holding of such meeting. Such writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

           SECTION 1.7. QUORUM. The holders of a majority of the shares of each class of shares of the corporation entitled to vote at any meeting of shareholders, present in person or by proxy, shall constitute a quorum at such meetings. If a quorum is not present at a meeting of the shareholders, those shareholders present in person or by proxy and entitled to vote at the meeting shall have the power to adjourn the meeting without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum is present in person or by proxy at the adjourned meeting. At an adjourned meeting at which a quorum is present in person or by proxy, the corporation may transact any business which might have been transacted at the original meeting.

           SECTION 1.8. VOTING. When a quorum is present at any meeting, except as otherwise expressly required by statute, the Articles of Incorporation or these Amended Regulations, a majority of the votes cast at a meeting of shareholders shall control. Unless the express terms of any class of shares provide otherwise, each share shall entitle the holder of such share to one vote upon each matter properly submitted to the shareholders for their vote at a meeting of shareholders.

           SECTION 1.9. PROXIES. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as a proxy need not be a shareholder. A proxy must be appointed in a writing signed by the shareholder. No appointment of a proxy is valid after the expiration of eleven months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every appointment of a proxy shall be revocable, unless the appointment is coupled with an interest, except as otherwise provided in Section 1701.48 of the Ohio General Corporation Law with respect to proxies appointed in connection with a control share acquisition.

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           A telegram, cablegram or telecopy appointing a proxy that appears to have been transmitted by a shareholder shall be a sufficient writing.


                                   ARTICLE II
                                   ----------

                                    DIRECTORS
                                    ---------


           SECTION 2.1. GENERAL POWERS. All of the authority of the corporation shall be exercised by or under the direction of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation or these Amended Regulations.

           SECTION 2.2. NUMBER AND ELECTION. The election of directors shall take place at the annual meeting of shareholders or at a special meeting called for that purpose. The Board of Directors shall consist of such number, not less than five nor more than nine, determined by the affirmative vote of a majority of the whole Board of Directors present at any meeting of the Board of Directors at which a quorum is present. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

           SECTION 2.3. TERMS OF DIRECTORS. Each director shall hold office until the next annual meeting of shareholders, or the absence of an annual meeting until the next special meeting of shareholders at which directors are elected, and until such director's successor is elected, or until such director's earlier resignation, removal from office or death.

           SECTION 2.4. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place within or without the State of Ohio as may be designated from time to time by a majority of the whole Board of Directors, or as may be designated in the notice or in the waiver of notice of such meeting.

           SECTION 2.5. ORGANIZATIONAL MEETINGS. An organizational meeting of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation.

           SECTION 2.6. OTHER MEETINGS; NOTICE. Other meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board, the President, any Vice President or any two directors. Written notice of any such meeting, unless waived, shall be given not less than two days prior to the day of the meeting. The notice shall state the time and place, but need not state the purposes, of the meeting. If the Secretary fails or refuses to give such notice promptly, the notice may be given by the person who called the meeting. Notice of adjournment of a meeting of the Board of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

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           SECTION 2.7. WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing, either before or after the meeting takes place, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of the meeting.

           SECTION 2.8. QUORUM. A majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the Board of Directors, except that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these Amended Regulations.

           SECTION 2.9. TELEPHONIC MEETINGS. Meetings of the directors may be held by means of any communications equipment if all persons participating can hear each other, and participation in a meeting in such manner shall constitute presence at such meeting.

           SECTION 2.10. ACTIONS WITHOUT MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors of the corporation may be authorized or taken without a meeting in a writing or writings signed by all the directors, provided that such writing or writings shall be filed with or entered upon the records of the corporation.

           SECTION 2.11. VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death or removal of any director, or by the failure of the shareholders at any time to elect the whole authorized number of directors, may be filled by a majority of the remaining directors. A director thus elected to fill any vacancy shall hold office for the unexpired term of such director's predecessor.

           SECTION 2.12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may create an executive committee or other committees of no fewer than three member directors. Such committees shall have and may exercise such powers of the Board of Directors in the management of the corporation as may be conferred or authorized by the resolutions appointing them; however, no committee shall have the power to fill vacancies among the directors or in any committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

           Such committees shall act only during the intervals between meetings of the Board of Directors and subject to the direction of the Board of Directors. Acts of any committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the directors. A majority of the members of any committee may fix the time and place of its meetings. Committee members may participate at meetings by means of communications equipment if all participants can hear each other, and such participation shall constitute presence

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at the meeting. Such committees may act by a majority of their respective members at meetings or by a writing or writings signed by all members of such committee.


                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------


           SECTION 3.1. OFFICERS. The Board of Directors must elect a Chairman, President, Secretary and Treasurer. The Board of Directors may appoint such Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and such other officers and agents as the Board of Directors may determine. All officers shall be elected by the directors, and they shall hold office for such period, with such authority and perform such duties as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Amended Regulations to be executed, acknowledged or verified by two or more officers.

           SECTION 3.2. ELECTION, TERM, ELIGIBILITY AND REMOVAL. The officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held for such purpose. New or additional officers may be elected at any meeting of the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors, and each officer shall hold office until his or her successor is chosen or until his or her death, resignation or removal. Only the Chairman of the Board need be a member of the Board of Directors. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer.

           SECTION 3.3. VACANCIES. If any office shall become vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor to fill such office.

           SECTION 3.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of shareholders and of the Board of Directors. He or she shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by law, the Articles of Incorporation or by these Amended Regulations, shall administer and be responsible for the management of the business and affairs of the corporation. He or she shall have such other powers and duties as the Board of Directors shall assign to him or her from time to time.

           SECTION 3.5. THE PRESIDENT. Unless the Board of Directors determines otherwise, the President shall be the chief operating officer of the corporation and in such capacity shall be

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charged with responsibility for the day-to-day management of the business and affairs of the corporation, subject to the authority of the Board of Directors and the Chairman of the Board. He or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors.

           SECTION 3.6. VICE PRESIDENTS. In the absence of the President or in the event of his or her inability to act, the Vice President, if any (or in the event that there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in order of seniority), shall perform the duties of the President. When so acting, the Vice President shall have all the powers of and be subject to all restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

           SECTION 3.7.  THE SECRETARY.  The Secretary shall:

                    (a) keep the minutes of the meetings of the shareholders and of the Board of Directors;

                    (b) see that all notices are given according to the provisions of these Amended Regulations and as required by law;

                    (c) be custodian of the records and of the seal, if any, of the corporation and see that the seal or a facsimile or equivalent is affixed to or reproduced on all documents as may be required by law, the Articles of Incorporation, these Amended Regulations or by contract;

                    (d) have charge of the stock register of the corporation;
and

                    (e) in general, perform all duties incident to the office of Secretary and such other duties as are provided by these Amended Regulations and as the Board of Directors or the President may assign to him or her from time to time.

           SECTION 3.8. ASSISTANT SECRETARIES. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 3.1 of this Article, then at the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of designation, then any one of such Assistant Secretaries) shall perform the duties of the Secretary. When so acting, he or she shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

           SECTION 3.9. THE TREASURER. The Treasurer shall:

                    (a) receive and be responsible for all funds of and securities owned or held by

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the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depository as the Board of Directors or an officer designed by the Board of Directors may establish from time to time; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized;

                    (b) render financial and other appropriate reports on the condition of the corporation at any meeting, or from time to time whenever the Board of Directors or the President may require; and

                    (c) in general, perform all the duties incident to the office of Treasurer and such other duties as the President or Board of Directors may assign to him or her from time to time.

           SECTION 3.10. ASSISTANT TREASURERS. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 3.1 of this Article, then, at the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designed by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform the duties of the Treasurer. When so acting, he or she shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

           SECTION 3.11. DELEGATION OF DUTIES. In case of the absence of any officer of the corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors may, for such time as the Board determines, delegate powers and duties of such officer to any other officer or to any director.


                                   ARTICLE IV
                                   ----------

                                     SHARES
                                     ------


           SECTION 4.1. SHARE CERTIFICATE. Certificates for shares of the corporation shall be in such form and style as the Board of Directors may determine, and each certificate shall set forth the following:

                    (a) the name of the corporation and that the corporation is organized under the laws of the State of Ohio;

                    (b) the name of the holder of the shares represented by the certificate;

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                    (c) the number and class (or series of any class)
represented by such certificate;

                    (d) the par value of each share represented by such certificate or a statement that such shares are without par value; and

                    (e) any restrictions upon transfer of the shares represented by such certificate.

Certificates for shares of the corporation shall be numbered serially for each class of shares (or series thereof) as they are issued, and shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. When the certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer may be facsimile, engraved, stamped or printed.

           SECTION 4.2. UNCERTIFICATED SHARES. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation as provided in division (B) of
Section 1308.43 of the Ohio Revised Code, and that such resolution shall not apply to a certificated security issued in exchange for an uncertificated security as provided in division (C) of Section 1308.43 of the Ohio Revised Code. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner a written notice containing the information described in Section 5.2 hereof. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

           SECTION 4.3. TRANSFER OF SHARES. Subject to any restrictions imposed pursuant to Section 4.1(e) of this Article IV, shares of the corporation shall be transferrable on the books of the corporation by their holder, in person or by his agent or attorney, upon surrender or cancellation of the certificates representing those shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of any share registered on the books of the corporation as the owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it has express or other notice, save as expressly provided by Ohio General Corporation Law.

           SECTION 4.4. RECORD DATE. The Board of Directors may fix a record date to determine the shareholders entitled to notice of or to vote at any meeting or adjourned meeting of shareholders, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action. The record date shall not be earlier than the date on which the record date is fixed and shall not be more than 75 days before the date of such meeting or consent, the date fixed for payment of such dividend or distribution or allotment, the date fixed for exercise or receipt of

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such rights, or the date of such other action, as the case may be.

           If no record date is fixed by the Board of Directors:

                    (a) the record date for determining the shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                    (b) the record date for determining the shareholders entitled to express their consent to corporate action in writing without a meeting, when prior action by the Board of Directors is necessary, shall be the day on which the first written consent is duly executed.

                    (c) the record date for determining the shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           A determination of the shareholders of record entitled to receive notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

           SECTION 4.5. LOST CERTIFICATE. Any shareholder claiming that a certificate for shares has been lost, stolen or destroyed may make an affidavit or affirmation of the fact. Subject to any requirement established by the Board of Directors, a new certificate may be issued of the same tenor and representing the same number, class or series of shares, or any combination thereof, as were represented by the certificate alleged to have been lost, stolen or destroyed.


                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------


           SECTION 5.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any person who is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such Proceeding is alleged action in one or more of such official capacities or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the

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extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, and, in respect of claims not made by or in the right of the corporation, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with the Proceeding; PROVIDED, HOWEVER, that the corporation shall indemnify any person seeking indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors. Such right:

                    (a) shall include the right to the payment by the corporation of expenses, including attorneys' fees, as they are incurred by a director in defending a Proceeding; and

                    (b) may, if approved by the affirmative vote of a majority of the directors in office (excluding for such purpose any director having an interest in such decision) include the right to the payment by the corporation of expenses, including attorneys' fees, as they are incurred by an officer of the corporation in defending a Proceeding;

PROVIDED, HOWEVER, that such advance payment of expenses shall be made only upon delivery to the corporation of an undertaking by such director or officer (i) to repay all amounts so advanced if it should be ultimately determined by clear and convincing evidence in a court of competent jurisdiction that such director's or officer's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, and (ii) to cooperate reasonably with the corporation concerning the Proceeding.

           SECTION 5.2. INDEMNIFICATION OF EMPLOYEES OR AGENTS. The corporation may, to such extent and in such manner as is determined by the Board of Directors, but in no event to an extent greater than is permitted by the General Corporation Law of Ohio, indemnify any employees or agents of the corporation permitted to be indemnified by provisions of the General Corporation Law of Ohio whose right to indemnification is not covered by Section 5.1, above.

           SECTION 5.3. CONTRACTUAL RIGHTS; APPLICABILITY. The right to be indemnified under Section 5.1 (but not Section 5.2), including any right to the reimbursement or advancement of expenses pursuant thereto, (i) is a contract right based upon good and valuable consideration, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

           SECTION 5.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 5.1, 5.2 and 5.3 hereof shall not be exclusive, and shall be in addition to, any other right of indemnification or reimbursement which such person may have under any statute, provision of the Articles of Incorporation of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

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

           SECTION 5.5. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation against expenses, liability or loss incurred in respect of the Proceeding, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

           SECTION 5.6. DETERMINATIONS. Any determination to be made under this
Article V by the Board of Directors shall be made as follows:

                    (a) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

                    (b) if the quorum described in paragraph (a) of this Section
5.6 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                    (c) by the shareholders; or

                    (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought.


                                   ARTICLE VI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


           SECTION 6.1. FISCAL YEAR. The fiscal year of the corporation shall end on such date as the Board of Directors may determine from time to time. In the absence of such a determination, the fiscal year shall end on the 31st day of December.

           SECTION 6.2. NOTICE. Whenever provisions of law, the Articles of Incorporation or these Amended Regulations require notice to be given to any director or shareholder, personal or hand delivery of such notice shall not be required. Any such notice may be given in writing, by mail (by deposit in a post office or letter box, in an envelope with postage affixed), by courier, by overnight package delivery, by telegraph or by telecopier, in any case addressed to such director or shareholder at such address as appears on the records of the corporation. Notice given by any one of the above methods shall be sufficient, and the method of giving notice to all directors or to all shareholders, as the case may be, need not be uniform. If otherwise permitted by these Amended Regulations, notice to directors may also be given by telephone. Such notice


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shall be deemed to be given at the time when it is so mailed, or delivered to a courier, an overnight package delivery company or a telegraph company, or, in the case of a telecopy, when transmission has been confirmed. In computing the period of time for the giving of notice, the day on which notice is given shall be excluded, and the day when the act for which notice is given is to be done is included, unless the instrument calling for the notice otherwise provides.



                                   ARTICLE VII
                                   -----------

                                      SEAL
                                      ----


           A corporate seal shall not be required. If the Board of Directors elects to provide a seal, failure to affix such seal to any document shall not affect the validity thereof.


                                  ARTICLE VIII
                                  ------------

                                    AMENDMENT
                                    ---------

           These Amended Regulations may be altered, amended or repealed, or new Regulations may be adopted, (i) at any annual or special meeting of the shareholders called for that purpose, by the affirmative vote of the holders of a majority of the corporation's common shares present, in person or by proxy, at such meeting, or (ii) without a meeting by the written consent of the holders of the corporation's common shares entitling them to exercise a majority of the voting power of the corporation on such proposal.


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